Exhibit 99.1

Aptiv Reports First Quarter 2025 Financial Results
Record First Quarter Adjusted Earnings and Operating Cash Flow
SCHAFFHAUSEN - Aptiv PLC (NYSE: APTV), a global technology company focused on making the world safer, greener and more connected, today reported a first quarter 2025 U.S. GAAP loss of $0.05 per diluted share. Excluding special items, first quarter earnings totaled $1.69 per diluted share.

First Quarter Financial Highlights Include:
•U.S. GAAP revenue of $4.8 billion, a decrease of 2%
◦Revenue decreased 1% adjusted for currency exchange and commodity movements, compared to a decrease of 2% on an AWM1 basis
•U.S. GAAP net loss of $11 million, U.S. GAAP net loss margin of 0.2%; U.S. GAAP diluted loss per share of $0.05
◦Excluding special items, diluted earnings per share of $1.69
•U.S. GAAP operating income of $448 million, U.S. GAAP operating income margin of 9.3%
◦Adjusted Operating Income of $572 million, Adjusted Operating Income margin of 11.9%; Adjusted EBITDA of $758 million, Adjusted EBITDA margin of 15.7%
•Generated $273 million of cash from operations

“Our solid first quarter performance validates our industry-leading portfolio, global capabilities, and relentless focus on operational excellence,” said Kevin Clark, chair and chief executive officer. “The company delivered record first quarter adjusted earnings per share, driven by strong execution and proactive capital allocation initiatives. As we navigate through near-term geopolitical uncertainties, our robust business model allows us to remain agile and responsive in a dynamic macroenvironment. Longer-term, we remain well-positioned to enable the electrified, software-defined, and connected future across industries.”

First Quarter 2025 Results
For the three months ended March 31, 2025, the Company reported U.S. GAAP revenue of $4.8 billion, a decrease of 2% from the prior year period. Adjusted for currency exchange and commodity movements, revenue decreased by 1% during the first quarter. This reflects declines of 4% in Europe, 2% in North America and 3% in South America, our smallest region, partially offset by growth of 5% in Asia, which includes growth of 2% in China.
The Company reported a first quarter 2025 U.S. GAAP net loss of $11 million, a loss of $0.05 per diluted share and net loss margin of 0.2%, compared to net income of $218 million, earnings of $0.79 per diluted share and net income margin of 4.4% in the prior year period. First quarter Adjusted Net Income, a non-GAAP financial measure

1	Represents global vehicle production weighted to the geographic regions in which the Company generates its revenue (“AWM”).

defined below, totaled $390 million, or earnings of $1.69 per diluted share, compared to $318 million, or $1.16 per diluted share, in the prior year period.
First quarter U.S. GAAP operating income was $448 million, compared to $419 million in the prior year period. The Company reported first quarter Adjusted Operating Income, a non-GAAP financial measure defined below, of $572 million, compared to $544 million in the prior year period. Adjusted Operating Income margin was 11.9%, compared to 11.1% in the prior year period, primarily reflecting improved operating performance, including the benefits of cost reduction initiatives. Depreciation and amortization expense totaled $242 million, an increase from $230 million in the prior year period.
Interest expense for the first quarter totaled $93 million, an increase from $65 million in the prior year period, primarily driven by debt transactions in the third quarter of 2024 in part to finance our $3.0 billion accelerated share repurchase program.
Tax expense in the first quarter of 2025 was $356 million, which primarily reflects an increase to valuation allowances of approximately $300 million on deferred tax assets impacted by the OECD Administrative Guidance issued in the quarter. Tax expense in the first quarter of 2024 was $76 million.
The Company generated net cash flow from operating activities of $273 million in the first quarter, compared to $244 million in the prior year period.
Reconciliations of Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Share Repurchase Program
During the first quarter of 2025, under the Company’s Accelerated Share Repurchase (ASR) Program, Aptiv received incremental deliveries of 11.7 million shares. In April 2025, Aptiv received further incremental deliveries of 6.0 million shares, representing the final settlement under the ASR Program. Under the ASR Program, Aptiv received total deliveries of 48.5 million shares at an average price of $61.84 per share. All shares received under the ASR program were retired. There was no other share repurchase activity during the quarter. As of March 31, 2025, $2.52 billion remained available for future share repurchases under the existing $5.0 billion authorization.

Realignment of Operating Segments
In connection with the planned spin-off of the Company’s Electrical Distribution Systems business, in the first quarter of 2025, Aptiv realigned its business into three reportable operating segments: Electrical Distribution Systems, Engineered Components Group and Advanced Safety and User Experience. Prior period amounts were adjusted retrospectively to reflect the change in reportable operating segments, consistent with the current year presentation.

Q2 and Full Year 2025 Outlook
The Company’s second quarter and full year 2025 financial guidance is below. The Company’s full year 2025 financial guidance does not reflect the potential impacts of recently imposed or threatened tariffs by the U.S. government, or the potential for additional tariffs, trade barriers or retaliatory actions by the U.S. or other countries. The Company will update its full year 2025 guidance when visibility of such impacts improves.

(in millions, except per share amounts)	Q2 2025	Full Year 2025
Net sales	$4,920 - $5,120	$19,600 - $20,400
U.S. GAAP net income	$280 - $320	$1,180 - $1,320
U.S. GAAP net income margin	5.7% - 6.3%	6.0% - 6.5%
U.S. GAAP operating income	$400 - $460	$1,855 - $2,035
U.S. GAAP operating income margin	8.1% - 9.0%	9.5% - 10.0%
Adjusted EBITDA	$735 - $795	$3,095 - $3,275
Adjusted EBITDA margin	14.9% - 15.5%	15.8% - 16.1%
Adjusted operating income	$545 - $605	$2,330 - $2,510
Adjusted operating income margin	11.1% - 11.8%	11.9% - 12.3%
U.S. GAAP diluted net income per share (a)	$1.30 - $1.50	$5.25 - $5.85
Adjusted net income per share (a)	$1.70 - $1.90	$7.00 - $7.60
Cash flow from operations		$2,100
Capital expenditures		$880
U.S. GAAP effective tax rate		~17.5%
Adjusted effective tax rate		~17.5%

(a)
The Company’s second quarter and full year 2025 financial guidance includes approximately $0.05 and $0.30, respectively, per diluted share for the anticipated equity losses to be recognized by Aptiv from the performance of the Motional autonomous driving joint venture.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.239.9838 (U.S.) or +1.323.794.2551 (international) or through a webcast at ir.aptiv.com. The conference ID number is 7573587. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Adjusted Operating Income represents net (loss) income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring, separation costs related to the planned spin-off of the Electrical Distribution Systems business, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), asset impairments and other related charges, compensation expense related to acquisitions and gains (losses) on business divestitures and other transactions. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net income (loss) before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.
Adjusted Net Income represents net income (loss) attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding for the period. Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling a more sustainable future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; global inflationary pressures; uncertainties created by the conflict between Ukraine and Russia, and its impacts to the European and global economies and our operations in each country; uncertainties created by the conflicts in the Middle East and their impacts on global economies; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other components integral to the Company’s products, including the ongoing semiconductor supply shortage; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations, such as the United States-Mexico-Canada Agreement; the effects of significant increases in trade tariffs, import quotas and other trade restrictions or actions, including retaliatory responses to such actions; changes to tax laws; future significant public health crises; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to achieve the intended benefits from, or to complete, the proposed separation of its Electrical Distribution Systems business; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(in millions, except per share amounts)
Net sales	$4,825	$4,901
Operating expenses:
Cost of sales	3,905	4,023
Selling, general and administrative	384	366
Amortization	51	54
Restructuring	37	39
Total operating expenses	4,377	4,482
Operating income	448	419
Interest expense	(93)	(65)
Other income, net	—	15
Income before income taxes and equity loss	355	369
Income tax expense	(356)	(76)
(Loss) income before equity loss	(1)	293
Equity loss, net of tax	(10)	(69)
Net (loss) income	(11)	224
Net income attributable to noncontrolling interest	1	6
Net loss attributable to redeemable noncontrolling interest	(1)	—
Net (loss) income attributable to Aptiv	$(11)	$218

Diluted net (loss) income per share:
Diluted net (loss) income per share attributable to Aptiv	$(0.05)	$0.79
Weighted average number of diluted shares outstanding	230.16	275.31

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2025	December 31, 2024
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,100	$1,573
Restricted cash	1	1
Accounts receivable, net	3,549	3,261
Inventories	2,429	2,320
Other current assets	659	671
Total current assets	7,738	7,826
Long-term assets:
Property, net	3,675	3,698
Operating lease right-of-use assets	507	495
Investments in affiliates	1,431	1,433
Intangible assets, net	2,105	2,140
Goodwill	5,088	5,024
Other long-term assets	2,558	2,842
Total long-term assets	15,364	15,632
Total assets	$23,102	$23,458
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$241	$509
Accounts payable	2,890	2,870
Accrued liabilities	1,663	1,752
Total current liabilities	4,794	5,131
Long-term liabilities:
Long-term debt	7,646	7,843
Pension benefit obligations	390	374
Long-term operating lease liabilities	422	412
Other long-term liabilities	596	613
Total long-term liabilities	9,054	9,242
Total liabilities	13,848	14,373
Commitments and contingencies
Redeemable noncontrolling interest	95	92

Total Aptiv shareholders’ equity	8,961	8,796
Noncontrolling interest	198	197
Total shareholders’ equity	9,159	8,993
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$23,102	$23,458

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(in millions)
Cash flows from operating activities:
Net (loss) income	$(11)	$224
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	242	230
Restructuring expense, net of cash paid	(18)	(36)
Deferred income taxes	336	32
Loss from equity method investments, net of dividends received	10	76
Loss on extinguishment of debt	3	—
Other, net	45	42
Changes in operating assets and liabilities:
Accounts receivable, net	(288)	(106)
Inventories	(109)	(6)
Accounts payable	104	(179)
Other, net	(36)	(26)
Pension contributions	(5)	(7)
Net cash provided by operating activities	273	244
Cash flows from investing activities:
Capital expenditures	(197)	(265)
Proceeds from sale of property	1	—
Cost of technology investments	(12)	(40)
Settlement of derivatives	5	—
Net cash used in investing activities	(203)	(305)
Cash flows from financing activities:
Decrease in other short and long-term debt, net	(529)	(6)
Fees related to modification of debt agreements	(5)	—
Repurchase of ordinary shares	—	(600)
Taxes withheld and paid on employees’ restricted share awards	(19)	(20)
Net cash used in financing activities	(553)	(626)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	10	(12)
Decrease in cash, cash equivalents and restricted cash	(473)	(699)
Cash, cash equivalents and restricted cash at beginning of the period	1,574	1,640
Cash, cash equivalents and restricted cash at end of the period	$1,101	$941

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended March 31,
	2025	2024	%
	(in millions)
Net Sales
Electrical Distribution Systems	$2,024	$2,081	(3)%
Engineered Components Group	1,581	1,596	(1)%
Advanced Safety and User Experience	1,424	1,429	—%
Eliminations and Other (a)	(204)	(205)
Net Sales	$4,825	$4,901

Adjusted Operating Income
Electrical Distribution Systems	$143	$136	5%
Engineered Components Group	274	253	8%
Advanced Safety and User Experience	155	155	—%
Adjusted Operating Income	$572	$544

(a)	Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net (loss) income per share attributable to Aptiv for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	2025	2024
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	230.16	275.19
Dilutive shares related to RSUs	—	0.12
Weighted average ordinary shares outstanding, including dilutive shares	230.16	275.31
Net (loss) income per share attributable to Aptiv:
Basic	$(0.05)	$0.79
Diluted	$(0.05)	$0.79

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended March 31, 2025

Reported net sales % change	(2)%
Less: foreign currency exchange and commodities	(1)%
Adjusted revenue growth	(1)%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net (loss) income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended March 31,
	2025		2024
	($ in millions)
	$	Margin	$	Margin
Net (loss) income attributable to Aptiv	$(11)	(0.2)%	$218	4.4%
Interest expense	93		65
Other income, net	—		(15)
Income tax expense	356		76
Equity loss, net of tax	10		69
Net income attributable to noncontrolling interest	1		6
Net loss attributable to redeemable noncontrolling interest	(1)		—
Operating income	$448	9.3%	$419	8.5%
Amortization	51		54
Restructuring	37		39
Separation costs	19		—
Other acquisition and portfolio project costs	7		28
Asset impairments	5		—
Compensation expense related to acquisitions	5		4
Adjusted operating income	$572	11.9%	$544	11.1%

Segment Adjusted Operating Income
(in millions)
Three Months Ended March 31, 2025	Electrical Distribution Systems	Engineered Components Group	Advanced Safety and User Experience	Total
Operating income	$106	$223	$119	$448
Amortization	—	29	22	51
Restructuring	16	15	6	37
Separation costs	19	—	—	19
Other acquisition and portfolio project costs	2	2	3	7
Asset impairments	—	5	—	5
Compensation expense related to acquisitions	—	—	5	5
Adjusted operating income	$143	$274	$155	$572

Depreciation and amortization (a)	$57	$112	$73	$242

Three Months Ended March 31, 2024	Electrical Distribution Systems	Engineered Components Group	Advanced Safety and User Experience	Total
Operating income	$109	$208	$102	$419
Amortization	1	30	23	54
Restructuring	15	7	17	39
Other acquisition and portfolio project costs	11	8	9	28
Compensation expense related to acquisitions	—	—	4	4
Adjusted operating income	$136	$253	$155	$544

Depreciation and amortization (a)	$58	$103	$69	$230

(a)	Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net (loss) income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Consolidated Adjusted EBITDA
	Three Months Ended March 31,
	2025	2024
	(in millions)
Net (loss) income attributable to Aptiv	(11)	218
Interest expense	93	65
Income tax expense	356	76
Net income attributable to noncontrolling interest	1	6
Net loss attributable to redeemable noncontrolling interest	(1)	—
Depreciation and amortization	242	230
EBITDA	$680	$595
Other income, net	—	(15)
Equity loss, net of tax	10	69
Restructuring	37	39
Separation costs	19	—
Other acquisition and portfolio project costs	7	28
Compensation expense related to acquisitions	5	4
Adjusted EBITDA	$758	$720

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net (loss) income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Weighted Average Number of Diluted Shares Outstanding, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2025	2024
	(in millions, except per share amounts)
Net (loss) income attributable to Aptiv	$(11)	$218
Adjusting items:
Amortization	51	54
Restructuring	37	39
Separation costs	19	—
Other acquisition and portfolio project costs	7	28
Asset impairments	5	—
Compensation expense related to acquisitions	5	4
Debt extinguishment costs	3	—
Loss on change in fair value of publicly traded equity securities	2	1
Tax impact of intercompany transfers of intellectual property and other related transactions (a)	294	—
Tax impact of adjusting items (b)	(22)	(26)
Adjusted net income attributable to Aptiv	$390	$318

Weighted average number of diluted shares outstanding	230.16	275.31
Diluted net (loss) income per share attributable to Aptiv	$(0.05)	$0.79
Adjusted net income per share	$1.69	$1.16

(a)
As a result of the Pillar Two OECD Administrative Guidance released in the first quarter of 2025, the Company no longer expects to obtain significant benefits from the tax incentive granted to its Swiss subsidiary in 2023. Accordingly, the Company recognized an increase to valuation allowances of $294 million to reduce the related deferred tax asset during the three months ended March 31, 2025.

(b)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended March 31,
	2025	2024
	(in millions)
Cash flows from operating activities:
Net (loss) income	$(11)	$224
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	242	230
Restructuring expense, net of cash paid	(18)	(36)
Working capital	(293)	(291)
Pension contributions	(5)	(7)
Other, net	358	124
Net cash provided by operating activities	273	244

Cash flows from investing activities:
Capital expenditures	(197)	(265)
Cost of technology investments	(12)	(40)
Settlement of derivatives	5	—
Other, net	1	—
Net cash used in investing activities	(203)	(305)

Adjusting items:
Adjustment for cost of significant technology investments	11	40
Cash flow before financing	$81	$(21)

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is below. The Company’s full year 2025 financial guidance does not reflect the potential impacts of recently imposed or threatened tariffs by the U.S. government, or the potential for additional tariffs, trade barriers or retaliatory actions by the U.S. or other countries. The Company will update its full year 2025 guidance when visibility of such impacts improves.

	Estimated Q2		Estimated Full Year
	2025 (a)		2025 (a)
	($ in millions)
Adjusted Operating Income	$	Margin (b)	$	Margin (b)
Net income attributable to Aptiv	$300	6.0%	$1,250	6.3%
Interest expense	85		365
Other income, net	(5)		(20)
Income tax expense	30		280
Equity loss, net of tax	15		50
Net income attributable to noncontrolling interest (c)	5		20
Operating income	430	8.6%	$1,945	9.7%
Amortization	55		210
Restructuring	60		175
Other acquisition and portfolio project costs	25		70
Compensation expense related to acquisitions	5		20
Adjusted operating income	$575	11.5%	$2,420	12.1%

Adjusted EBITDA
Net income attributable to Aptiv	$300	6.0%	$1,250	6.3%
Interest expense	85		365
Income tax expense	30		280
Net income attributable to noncontrolling interest (c)	5		20
Depreciation and amortization	245		975
EBITDA	$665	13.2%	$2,890	14.5%
Other income, net	(5)		(20)
Equity loss, net of tax	15		50
Restructuring	60		175
Other acquisition and portfolio project costs	25		70
Compensation expense related to acquisitions	5		20
Adjusted EBITDA	$765	15.2%	$3,185	15.9%

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(b)	Represents net income attributable to Aptiv, operating income, Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.
(c)	Includes portion attributable to redeemable noncontrolling interest.

	Estimated Q2	Estimated Full Year
	2025 (a)	2025 (a)

Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income attributable to Aptiv	$300	$1,250
Adjusting items:
Amortization	55	210
Restructuring	60	175
Other acquisition and portfolio project costs	25	70
Compensation expense related to acquisitions	5	20
Tax impact of adjusting items	(55)	(85)
Adjusted net income attributable to Aptiv	$390	$1,640

Weighted average number of diluted shares outstanding	218.00	225.00
Diluted net income per share attributable to Aptiv	$1.40	$5.55
Adjusted net income per share	$1.80	$7.30

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Betsy Frank
+1.929.240.1777
betsy.frank@aptiv.com